Exhibit 99.1

Slack Announces Fourth Quarter and Fiscal Year 2020 Results
Q4FY20 total revenue of $181.9 million up 49% year-over-year
FY20 total revenue of $630.4 million up 57% year-over-year
70 paid customers with annual recurring revenue over $1 million, up from 39 year-over-year
SAN FRANCISCO, March 12, 2020—Slack Technologies, Inc., (NYSE: WORK) today reported financial results for its fourth quarter and fiscal year ended January 31, 2020.
Management Commentary:
“We continue to see significant momentum in our enterprise business and finished the year with 70 customers spending more than $1 million annually on Slack, up 79% year-over-year,” said Stewart Butterfield, Chief Executive Officer and Co-Founder at Slack. “As the shift from email to channel-based messaging platforms continues, the largest companies around the world are choosing to standardize on Slack because of our enterprise-grade scalability, security, open platform, ease-of-use and innovative roadmap.”
"We finished the year with 110,000 paid customers and 893 customers spending more than $100,000 annually with Slack," said Allen Shim, Chief Financial Officer at Slack. "Slack has created a new category of enterprise software and companies large and small are choosing us to enable a better way of working, with unique-to-Slack features including shared channels and Workflow Builder. While we invest in innovation and delivering more value to our customers, we also are showing significant leverage and remain on track to hit our growth phase target of free cash flow positive.”
Fourth Quarter Fiscal 2020 Financial Highlights:

•	Total revenue was $181.9 million, an increase of 49% year-over-year.

•	Calculated Billings was $254.7 million, an increase of 47% year-over-year.

•
GAAP gross profit was $157.5 million, or 86.6% gross margin, compared to $105.7 million, or 86.6% gross margin, in the fourth quarter of fiscal year 2019. Non-GAAP gross profit was $160.6 million, or 88.3% gross margin, compared to $106.3 million, or 87.1% gross margin, in the fourth quarter of fiscal year 2019.

•
GAAP operating loss was $91.2 million, or 50.1% of total revenue, compared to a $43.4 million loss in the fourth quarter of fiscal year 2019, or 35.6% of total revenue. Non-GAAP operating loss was $23.1 million, or 12.7% of total revenue, compared to a $37.5 million loss in the fourth quarter of fiscal year 2019, or 30.8% of total revenue.

•	GAAP net loss per basic and diluted share was $0.16. Non-GAAP net loss per share was $0.04.

•
Net cash provided by operations was $10.5 million, or 6% of total revenue, compared to cash used in operations of $17.6 million, or 14% of total revenue, for the fourth quarter of fiscal year 2019. Free Cash Flow was $(0.8) million, or 0% of total revenue, compared to $(31.1) million, or 25% of total revenue for the fourth quarter of fiscal year 2019.

Fiscal Year 2020 Financial Highlights:

•	Total revenue was $630.4 million, an increase of 57% year-over-year.

•	Calculated Billings was $765.3 million, an increase of 48% year-over-year.

•
GAAP gross profit was $533.2 million, or 84.6% gross margin, compared to $349.3 million, or 87.2% gross margin, in fiscal year 2019. Non-GAAP gross profit was $552.6 million, or 87.7% gross margin, compared to $350.9 million, or 87.6% gross margin, in fiscal year 2019.

•
GAAP operating loss was $588.3 million, or 93.3% of total revenue, compared to a $154.2 million loss in fiscal year 2019, or 38.5% of total revenue. Non-GAAP operating loss was $130.6 million, or 20.7% of total revenue, compared to a $129.3 million loss in fiscal year 2019, or 32.3% of total revenue.

•	GAAP net loss per basic and diluted share was $(1.43). Non-GAAP net loss per share was $(0.28).

•
Net cash used in operations was $12.4 million, or 2% of total revenue, compared to cash used in operations of $41.1 million, or 10% of total revenue, for fiscal year 2019. Free Cash Flow was $(62.0) million, or 10% of total revenue, compared to $(97.2) million, or 24% of total revenue for fiscal year 2019.

Recent Business Highlights:

•	Fiscal Year Highlights:

◦	Over 110,000 Paid Customers, up 25% year-over-year.

◦	132% net dollar retention rate.

◦	893 Paid Customers with greater than $100,000 in annual recurring revenue, up 55% year-over-year.

◦	70 Paid Customers with greater than $1 million in annual recurring revenue, up 79% year-over-year.

◦	Over 32,000 Paid Customers using shared channels, up from over 26,000 at the end of last quarter.
Financial Outlook:
For the first quarter of fiscal year 2021, Slack currently expects:

•	Total revenue of $185 million to $188 million, representing year-over-year growth of 37% to 39%.

•	Non-GAAP operating loss of $42 million to $38 million.

•	Non-GAAP net loss per share of $0.07 to $0.06, assuming weighted average shares outstanding of 557 million.
For the full fiscal year 2021, Slack currently expects:

•	Total revenue of $842 million to $862 million, representing year-over-year growth of 34% to 37%.

•	Non-GAAP operating loss of $130 million to $120 million.

•	Non-GAAP net loss per share of $0.21 to $0.19, assuming weighted average shares outstanding of 566 million.

•	Calculated Billings of $970 million to $1 billion, representing year-over-year growth of 27% to 31%.

•	Free Cash Flow of negative $20 million to break even.
Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: calculated billings, free cash flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share. Certain of these non-GAAP financial measures exclude stock-based compensation and amortization of intangible assets.
Slack believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Slack’s financial condition and results of operations. Slack’s management uses these non-GAAP measures to compare Slack’s performance to that of prior periods for trend analysis, and for budgeting and planning purposes. Slack believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Slack’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Slack’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Slack urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Slack’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Slack has not reconciled its outlook as to non-GAAP operating loss, non-GAAP net loss per share, Calculated Billings, and Free Cash Flow to their most directly comparable GAAP measure because certain items are out of Slack’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss, non-GAAP net loss per share, Calculated Billings, and Free Cash Flow is not available without unreasonable effort.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Slack’s control. Slack’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Slack’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2019. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Slack makes with the Securities and Exchange Commission from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Slack’s recent growth rates may not be indicative of its future growth; Slack may experience quarterly fluctuations in its results of operations due to a number of factors that make its future results difficult to predict and could cause its results of operations to fall below analyst or investor expectations or to fluctuate more than expected; Slack may fail to manage its growth effectively and may be unable to execute its business plan or maintain high levels of service and customer satisfaction; real or perceived errors, failures, vulnerabilities, or bugs in Slack could harm Slack’s business, results of operations, and financial condition; a security incident may allow unauthorized access to Slack’s systems, networks, or data or the data of organizations on Slack, harm its reputation, create additional liability, and harm its financial results; any actual or perceived failure by Slack to comply with privacy, data protection, information security, consumer privacy, data residency, or telecommunications laws, regulations, government access requests, and obligations in one or multiple jurisdictions could result in proceedings, actions, or penalties against Slack and could harm its business and reputation; the risk of interruptions or performance problems, including a service outage, associated with Slack’s technology or infrastructure; the market and software categories in which Slack participates are competitive, new, and rapidly changing, and if it does not compete effectively with established companies as well as new market entrants its business, results of operations, and financial condition could be harmed; a protracted infringement claim, a claim that results in a significant damage award, or a claim that results in an injunction could harm Slack’s results of operations; adverse general economic and market conditions; Slack’s ability to attract and retain qualified employees and key personnel; changes in foreign exchange rates; general political or destabilizing events, including war, conflict, acts of terrorism, or epidemics; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Slack’s views as of the date of this press release. Slack anticipates that subsequent events and developments will cause its views to change. Slack undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Slack’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect Slack’s results is included in Slack’s SEC filings, which may be obtained by visiting our Investor Relations website at investor.slackhq.com or the SEC's website at www.sec.gov.
Earnings Webcast:
Slack will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its fourth quarter and fiscal year 2020 and financial outlook. The live public call can be accessed by dialing (866) 211-3197 within the U.S., and (647) 689-6597 internationally. The conference ID is 8038544. The webcast replay and audio download will also be available on our Investor Relations website at investor.slackhq.com.
Investor Presentation Details:
An investor presentation providing additional information and analysis can be found at investor.slackhq.com.
About Slack:
Slack has transformed business communication. It’s the leading channels-based messaging platform, used by millions to align their teams, unify their systems, and drive their businesses forward. Only Slack offers a secure, enterprise-grade environment that can scale with the largest companies in the world. It is a new layer of the business technology stack where people can work together more effectively, connect all their other software tools and services, and find the information they need to do their best work. Slack is where work happens.
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Slack and the Slack logo are trademarks of Slack Technologies, Inc. or its subsidiaries in the U.S. and/or other countries. Other names and brands may be claimed as the property of others.
CONTACTS:

Jesse Hulsing	Karesha McGee
Investor Relations	Media Relations
ir@slack.com	pr@slack.com

SLACK TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenue	$181,903	$121,967	$630,422	$400,552
Cost of revenue	24,371	16,299	97,191	51,301
Gross profit	157,532	105,668	533,231	349,251
Operating expenses:
Research and development	93,639	45,956	457,364	157,538
Sales and marketing	103,340	69,783	402,780	233,191
General and administrative	51,741	33,369	261,365	112,730
Total operating expenses	248,720	149,108	1,121,509	503,459
Loss from operations	(91,188)	(43,440)	(588,278)	(154,208)
Other income (expense), net	3,187	8,883	20,510	16,146
Loss before income taxes	(88,001)	(34,557)	(567,768)	(138,062)
Provision for income taxes	1,093	87	589	840
Net loss	(89,094)	(34,644)	(568,357)	(138,902)
Net income (loss) attributable to noncontrolling interest	(91)	1,625	2,701	1,781
Net loss attributable to Slack common stockholders	$(89,003)	$(36,269)	$(571,058)	$(140,683)
Basic and diluted net loss per share:
Net loss per share attributable to Slack common stockholders, basic and diluted	$(0.16)	$(0.29)	$(1.43)	$(1.16)
Weighted-average shares used in computing net loss per share attributable to Slack common stockholders, basic and diluted	550,444	124,128	399,461	121,732

SLACK TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2020	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$498,999	$180,770
Marketable securities	269,593	660,301
Accounts receivable, net	145,844	87,438
Prepaid expenses and other current assets	55,967	54,213
Total current assets	970,403	982,722
Restricted cash	38,490	20,490
Strategic investments	28,814	12,334
Property and equipment, net	102,340	88,359
Operating lease right-of-use assets	197,830	—
Intangible assets, net	13,530	15,203
Goodwill	48,598	48,598
Other assets	41,701	31,250
Total assets	$1,441,706	$1,198,956
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,893	$16,613
Operating lease liability	30,465	—
Accrued compensation and benefits	65,196	46,151
Accrued expenses and other current liabilities	32,123	29,809
Deferred revenue	375,263	239,825
Total current liabilities	519,940	332,398
Operating lease liability, noncurrent	196,378	—
Deferred revenue, noncurrent	1,451	2,048
Other liabilities	38	22,904
Total liabilities	717,807	357,350
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	1,392,101
Common stock	56	13
Additional paid-in-capital	1,945,446	105,633
Accumulated other comprehensive loss	(71)	(498)
Accumulated deficit	(1,236,621)	(665,563)
Total Slack Technologies, Inc. stockholders’ equity	708,810	831,686
Noncontrolling interest	15,089	9,920
Total stockholders’ equity	723,899	841,606
Total liabilities and stockholders’ equity	$1,441,706	$1,198,956

SLACK TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(89,094)	$(34,644)	$(568,357)	$(138,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,708	5,589	27,127	16,816
Loss on disposal of property and equipment	39	116	39	2,281
Stock-based compensation	63,237	4,861	426,524	23,132
Non-cash operating lease expense	8,963	—	8,963	—
Amortization of deferred contract acquisition costs	2,631	1,189	8,153	3,154
Net amortization of bond discount on debt securities available for sale	(103)	(1,468)	(2,180)	(3,057)
Change in fair value of strategic investments	192	(3,414)	(5,599)	(3,701)
Other non-cash charges	493	46	(249)	546
Changes in operating assets and liabilities:
Accounts receivable	(61,122)	(37,990)	(58,202)	(50,305)
Prepaid expenses and other assets	(8,545)	(15,019)	(20,594)	(53,072)
Accounts payable	5,721	(6,405)	6,726	2,846
Operating lease liabilities	(9,495)	—	(9,495)	—
Accrued compensation and benefits	18,166	15,016	19,045	22,504
Deferred revenue	72,790	51,701	134,841	116,420
Other current and long-term liabilities	(66)	2,817	20,869	20,279
Net cash provided by (used in) operating activities	10,515	(17,605)	(12,389)	(41,059)
Cash flows from investing activities:
Purchases of marketable securities	(87,293)	(232,277)	(290,188)	(967,055)
Maturities of marketable securities	115,328	248,325	517,583	727,616
Sales of marketable securities	—	—	166,074	11,271
Acquisitions of businesses, net of cash acquired	—	—	—	(45,313)
Acquisition of intangible assets	(2,500)	—	(2,500)	(2,382)
Purchases of property and equipment	(11,350)	(13,476)	(49,626)	(56,180)
Sales of property and equipment	—	—	—	762
Capitalized software development costs	—	(425)	—	(840)
Purchase of strategic investments	(4,849)	(666)	(14,132)	(2,276)
Proceeds from liquidation of strategic investments	59	786	2,917	976
Net cash provided by (used in) investing activities	9,395	2,267	330,128	(333,421)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,615	2,146	14,227	4,783
Payment of contingent consideration for an acquisition	—	—	(5,000)	—
Issuance of common stock for employee stock purchase plan	—	—	7,351	—
Net proceeds from issuance of convertible preferred stock	—	—	—	426,880
Capital contributions from noncontrolling interest holders	—	—	3,840	—
Distributions to noncontrolling interest holders	—	—	(1,372)	—
Issuance of common stock to third party	—	—	—	6,084
Other financing activities	—	(23)	(556)	(70)
Net cash provided by financing activities	2,615	2,123	18,490	437,677
Net increase (decrease) in cash, cash equivalents and restricted cash	22,525	(13,215)	336,229	63,197
Cash, cash equivalents and restricted cash at beginning of period	514,964	214,475	201,260	138,063
Cash, cash equivalents and restricted cash at end of period	$537,489	$201,260	$537,489	$201,260

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)
Calculated Billings

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenue	$181,903	$121,967	$630,422	$400,552
Add: Total deferred revenue, end of period	376,714	241,873	376,714	241,873
Less: Total deferred revenue, beginning of period	(303,924)	(190,172)	(241,873)	(125,453)
Calculated Billings	$254,693	$173,668	$765,263	$516,972

Free Cash Flow

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$10,515	$(17,605)	$(12,389)	$(41,059)
Purchases of property and equipment	(11,350)	(13,476)	(49,626)	(56,180)
Free Cash Flow	$(835)	$(31,081)	$(62,015)	$(97,239)
Operating cash margin	6%	(14)%	(2)%	(10)%
Purchases of property and equipment	(6)	(11)	(8)	(14)
Free Cash Flow margin	(0)%	(25)%	(10)%	(24)%

SLACK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Reconciliation of gross profit:
GAAP gross profit	$157,532	$105,668	$533,231	$349,251
Add: Stock-based compensation and related employer payroll taxes	2,523	31	17,179	732
Add: Amortization of acquired intangible assets	558	559	2,233	915
Non-GAAP gross profit	$160,613	$106,258	$552,643	$350,898
GAAP gross margin	86.6%	86.6%	84.6%	87.2%
Non-GAAP adjustments	1.7	0.5	3.1	0.4
Non-GAAP gross margin	88.3%	87.1%	87.7%	87.6%

Reconciliation of operating expenses:
GAAP research and development	$93,639	$45,956	$457,364	$157,538
Less: Stock-based compensation and related employer payroll taxes	(35,212)	(2,077)	(241,071)	(9,948)
Less: Amortization of acquired intangible assets	(150)	(150)	(599)	(175)
Non-GAAP research and development	$58,277	$43,729	$215,694	$147,415

GAAP sales and marketing	$103,340	$69,783	$402,780	$233,191
Less: Stock-based compensation and related employer payroll taxes	(16,715)	(998)	(104,503)	(2,677)
Less: Amortization of acquired intangible assets	(325)	(325)	(1,300)	(704)
Non-GAAP sales and marketing	$86,300	$68,460	$296,977	$229,810

GAAP general and administrative	$51,741	$33,369	$261,365	$112,730
Less: Stock-based compensation and related employer payroll taxes	(12,544)	(1,755)	(90,711)	(9,775)
Less: Amortization of acquired intangible assets	(42)	—	(42)	—
Non-GAAP general and administrative	$39,155	$31,614	$170,612	$102,955

Reconciliation of loss from operations:
GAAP operating loss	$(91,188)	$(43,440)	$(588,278)	$(154,208)
Add: Stock-based compensation and related employer payroll taxes	66,994	4,861	453,464	23,132
Add: Amortization of acquired intangible assets	1,075	1,034	4,174	1,794
Non-GAAP operating loss	$(23,119)	$(37,545)	$(130,640)	$(129,282)
GAAP operating margin	(50.1)%	(35.6)%	(93.3)%	(38.5)%
Non-GAAP adjustments	37.4	4.8	72.6	6.2
Non-GAAP operating margin	(12.7)%	(30.8)%	(20.7)%	(32.3)%

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Reconciliation of net loss and net loss per share:
Net loss attributable to Slack common stockholders	$(89,003)	$(36,269)	$(571,058)	$(140,683)
Add: Stock-based compensation and related employer payroll taxes	66,994	4,861	453,464	23,132
Add: Amortization of acquired intangible assets	1,075	1,034	4,174	1,794
Non-GAAP net loss	$(20,934)	$(30,374)	$(113,420)	$(115,757)

GAAP net loss per share	$(0.16)	$(0.29)	$(1.43)	$(1.16)
Add: Stock-based compensation and related employer payroll taxes	0.12	0.04	1.14	0.19
Add: Amortization of acquired intangible assets	—	0.01	0.01	0.02
Non-GAAP net loss per share	$(0.04)	$(0.24)	$(0.28)	$(0.95)

Weighted-average common shares outstanding, basic and diluted	550,444	124,128	399,461	121,732